Filed Pursuant to Rule 424(b)(3)
                                                      Registration No. 333-82852


                                October 17, 2003



To Our Shareholders:

     Attached is a Prospectus of WesBanco, Inc. (the "Corporation") describing the Corporation's Amended Dividend Reinvestment and Stock Purchase Plan ("Plan") as it is currently in effect. The purpose of the Plan is to provide you with a convenient and economical way to purchase additional shares of common stock. The Plan offers shareholders the opportunity to purchase shares of the Corporation's Common Stock, $2.0833 par value, with automatically reinvested dividends and/or optional cash payments, without payment of brokerage commissions, fees or service charges.

     Shares of Common Stock purchased with reinvested dividends or optional cash payments will be purchased from the Corporation at the market value of the Common Stock determined as provided in the Plan, which is based on the average stock price on the five business days preceding each Investment Date, or in open market purchases at the direction of the Plan Administrator. The date on which dividends and optional cash payments will begin to be invested will be the first business day of the month following a month in which either optional cash payments or dividends have been received by the Plan Administrator. Optional cash payments may not be less than $10 nor more than $5,000 per month. To purchase shares on a given Investment Date, optional cash payments must be received prior to the Investment Date. Payments received after an Investment Date will be invested on the next Investment Date.

     Complete details on the Plan are provided in the Prospectus in an easy to understand question and answer format. I encourage you to read it carefully. If you have any additional questions, please call (304) 234-9000.

     If you do not currently participate in the Plan and you wish to do so, simply sign the enclosed authorization form and return it to us in the enclosed envelope. To expedite your enrollment you may wish to fax your form to our Plan Administrator at (312) 601-4331.

                                           Sincerely,



                                           /s/ Paul M. Limbert
                                           -------------------------------------
                                           Paul M. Limbert
                                           President and Chief Executive Officer
WesBanco
One Bank Plaza
Wheeling, WV  26003

                                   PROSPECTUS
                                 WESBANCO, INC.
                  DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN
                         963,593 Shares of Common Stock

     This Prospectus relates to 963,593 shares of common stock, par value $2.0833 per share, of Wesbanco, Inc., registered for purchase under the Wesbanco, Inc. Amended Dividend Reinvestment and Stock Purchase Plan. The plan provides each holder of our common stock with a simple and convenient method of purchasing additional shares of our common stock by investing all or part of their cash dividend and/or making optional cash payments to purchase shares without payment of any brokerage commission or service charge. Any eligible shareholder may participate in the plan at any time by completing the authorization form and returning it to the administrator. A participant may withdraw from the plan at any time.

     The purchase price of shares purchased by a participant in the plan will be the weighted average price of all shares purchased pursuant to the plan that month, computed to six decimal places. The plan administrator may purchase shares pursuant to the plan in open market or negotiated transactions, or may purchase treasury shares or newly issued shares of our common stock directly from us. We will receive proceeds to be used for general corporate purposes from the sale of shares by us pursuant to the plan. We will not receive any proceeds from the purchase of shares of common stock pursuant to the plan in open market or negotiated transactions.

     Each   participant   should   recognize   that  neither  we  nor  the  plan
administrator can provide any assurance that shares purchased under the plan will, at any time, be worth more or less than their purchase price.

     The plan does not represent a change in our dividend policy, which will continue to depend on earnings, financial requirements and other factors. Shareholders who do not wish to participate in the plan will continue to receive cash dividends as declared by check or direct deposit in the usual manner. It is suggested that this Prospectus be retained for future reference.

     Our common stock is traded on the NASDAQ National Market under the symbol "WSBC."

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

     The date of this Prospectus is October 17, 2003.

     This Prospectus is part of a Registration Statement which we filed with the Securities and Exchange Commission. We have omitted certain parts of the Registration Statement in accordance with the rules and regulations of the Securities and Exchange Commission; therefore, this Prospectus does not contain all of the information included in the Registration Statement. For further information, we refer you to the Registration Statement filed on Form S-3 including the exhibits and documents incorporated by reference therein. We have not authorized anyone to provide you with any information that differs from that contained in this Prospectus. Accordingly, you should not rely on any information that is not contained in this Prospectus. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this Prospectus is accurate as of any date other than the date on the front cover of this Prospectus.



                                TABLE OF CONTENTS

                                                                                                              Page
Where You Can Find More Information...............................................................................3
Wesbanco, Inc.....................................................................................................4
The Plan..........................................................................................................4
Description of the Plan...........................................................................................4
   What is the Purpose of the Plan?...............................................................................4
   Who Administers the Plan?......................................................................................5
   Who is Eligible to Participate in the Plan?....................................................................5
   When May, and How Does, an Eligible Stockholder Participate?...................................................6
   When will Purchases of Shares be Made?.........................................................................6
   What are the Investment Options?...............................................................................6
   What are the Limits on Optional Cash Payments?.................................................................7
   What will be the Price of the Stock?...........................................................................7
   How Many Shares of Common Stock will be Credited to Participants?..............................................7
   Are There any Fees or Expenses Incurred by Participants in the Plan?...........................................8
   Will Certificates be Issued for Common Stock Purchased?........................................................8
   In Whose Name will Certificates be Registered When Issued to...................................................8
       Participants?..............................................................................................8
   How Does a Participant Withdraw From the Plan?.................................................................9
   What Happens When a Portion of a Participant's Stock is Sold or................................................9
       Transferred?...............................................................................................9
   What Happens if Wesbanco Issues a Stock Dividend, Declares a Stock.............................................9
       Split, or has a Rights Offering?...........................................................................9
   How Will a Participant's Stock be Voted at Meetings of.........................................................9
       Stockholders?..............................................................................................9
   What Reports will be Sent to Participants in the Plan?........................................................10
   Who Interprets and Regulates the Plan?........................................................................10
   May the Plan be Modified or Terminated?.......................................................................10
   What is the Tax Status of Reinvested Cash Dividends and Shares of.............................................10
       Stock Acquired Through the Plan?..........................................................................10
Use of Proceeds..................................................................................................11
Experts..........................................................................................................11
Legal Matters....................................................................................................11
Disclosure of Commission Position on Indemnification for Securities Act Liabilities..............................11


     In this Prospectus, "we, "us", "our" and the "Corporation" refer to Wesbanco, Inc. and its subsidiaries, unless the context otherwise requires.

                       WHERE YOU CAN FIND MORE INFORMATION

     We file periodic reports, proxy statements and other information with the Securities and Exchange Commission. Our filings are available to the public over the Internet at the Securities and Exchange Commission's web site at http://www.sec.gov. You may also inspect and copy these materials at the public reference facilities of the Securities and Exchange Commission at 450 Fifth Street, N.W., Room 1024, Washington D.C. 20549. Copies of such material can be obtained at prescribed rates from the Public Reference Section of the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Securities and Exchange Commission at (800) SEC-0330 for further information. Our Common Stock is traded on the Nasdaq National Market. You may also inspect and copy reports and other information concerning us at The Nasdaq Stock Market, 1735 K Street, N.W., Washington, D.C. 20006-1500.

     We "incorporate by reference" the information we file with the Securities and Exchange Commission, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this Prospectus, and information that we file later with the Securities and Exchange Commission will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made by us with the Securities and Exchange Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, until we sell all of the securities that we are registering.

     o   Our Annual Report on Form 10-K for the year ended December 31, 2002;

     o Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2003 and June 30, 2003;

     o Our Current Reports on Form 8-K filed January 29, 2003, April 18, 2003, April 22, 2003, July 1, 2003, July 18, 2003, July 30, 2003, and
          September 2, 2003; and

     o The description of our Common Stock contained in our Registration Statement on Form 8-A filed on May 2, 1977, as amended by Form 8-A/A filed on June 10, 1977.

     Any statement contained in a document which, or a portion of which, is incorporated by reference herein shall be deemed to be modified or superceded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supercedes such statement. Any such statement so modified or superceded shall not be deemed, except as so modified or superceded, to constitute a part of this Prospectus.

     You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing) at no cost by writing or telephoning us at the following address or telephone number:

                               Wesbanco, Inc.
                               One Bank Plaza
                               Wheeling, WV 26003
                               Attention: Secretary
                               Telephone: (304) 234-9000

                                 WESBANCO, INC.

     We are a bank holding company chartered under the laws of the State of West Virginia. We offer through our various subsidiaries a full range of financial services including retail banking, corporate banking, personal and corporate trust services, brokerage services, mortgage banking and insurance. Our principal executive office is located at One Bank Plaza, Wheeling, WV 26003, and our telephone number at that address is (304) 234-9000.

     The following, in a question and answer format, are the provisions of the Wesbanco, Inc. Amended Dividend Reinvestment and Stock Purchase Plan (the "Plan"). Those holders of our common stock who do not participate in this Plan will continue to receive cash dividends, if and when declared.


                                    THE PLAN

     The Plan described herein provides holders of record of Wesbanco Common Stock ("Common Stock") with a simple and convenient method of investing all or part of their cash dividends and optional cash payments in additional shares of Common Stock without payment of any brokerage commission or service charge. The Plan will be administered by Computershare Trust Company, Inc. (the "Administrator"). Previously, the Plan was administered by Fifth Third Bank.

     The price per share will be the weighted average price of all shares purchased pursuant to the Plan that month computed to six decimal places. Shares will be purchased by the Administrator with the proceeds of any single dividend together with all optional cash payments being concurrently applied by the Administrator during the month in which the purchase is made. See "DESCRIPTION OF THE PLAN - 8. WHAT WILL BE THE PRICE OF THE STOCK?" The Plan does not constitute a guarantee of future dividends, which will depend on earnings, financial requirements and other factors.


                             DESCRIPTION OF THE PLAN

     The Plan, approved by the Corporation's Board of Directors, consists of the following numbered questions and answers:


1.  WHAT IS THE PURPOSE OF THE PLAN?

     The purpose of the Plan is to provide holders of record of Common Stock with a simple and convenient method of investing all or part of their cash dividends and optional cash payments in additional Common Stock without payment of any direct brokerage commission or service charge. The Plan may purchase shares in the open market or negotiated transactions, or may purchase treasury shares or newly issued shares directly from the Corporation. Open market purchases may either be made by the Administrator, or an independent unaffiliated agent of the Corporation (the "agent") (See "6. WHAT ARE THE INVESTMENT OPTIONS?").

2.  WHO ADMINISTERS THE PLAN?

     The Administrator administers the Plan for participants, makes purchases of shares of Common Stock for the participants and handles all communications concerning the Plan, and also performs all other administrative functions such as record-keeping, preparation of statements of account for participants, and other clerical duties. The Administrator may also appoint a third-party agent to make purchases of shares of Common Stock on behalf of the Plan. In accordance with each stockholder's authorization, the Administrator will:

          (a) Apply all or part of the cash dividends on the shares of Common Stock held by the participant, and on any shares acquired by the participant under the Plan, to purchase shares of Common Stock for such participant, and/or

          (b) Apply all optional cash payments of $10 to $5,000 per month received from the participant, who is a holder of one or more shares of Common Stock, together with cash dividends on shares acquired for such participant under the Plan, to the purchase of shares of Common Stock for the participant's account.

     The number of shares that will be purchased for a participant's account will depend on the amount of any dividends, and/or optional cash payments, and the applicable purchase price of the Common Stock. Your account will be credited with the number of shares (including any fractional share computed to six decimal places) that results from dividing the amount of your dividends and/or optional cash payments by the weighted average price of the shares purchased for all participants. The amount of your dividends for purposes of this computation will include cash dividends payable on all shares which you have elected to have participate in the Plan, and shares in your Plan account.

     The Administrator shall not be liable under the Plan for any act done in good faith or for any good faith omission to act including, without limitation, any claims for liability (1) arising out of failure to terminate a participant's participation in the Plan upon the participant's death prior to receipt of notice in writing of such death, and (2) with respect to the prices at which shares are purchased for participant accounts, and the times when such purchases are made. All correspondence regarding the Plan should refer to Wesbanco, and be addressed to Wesbanco Dividend Reinvestment Plan, c/o Computershare Trust Company, Inc., 2 North LaSalle Street, Chicago, IL 60602.

3.  WHO IS ELIGIBLE TO PARTICIPATE IN THE PLAN?

     Any holder of record of Common Stock is eligible to participate in the Plan. Beneficial owners of stock whose shares are held in registered names other than their own, such as trustees, bank nominees, or brokers, must arrange for the holder of record to participate in the Plan or have the shares transferred to their own name before enrolling in the Plan. The Corporation reserves the right to exclude participation by stockholders who reside in jurisdictions, other than West Virginia, having laws or regulations that impose conditions that the Corporation finds unacceptable to its making the Plan available in such jurisdictions or who fail to provide documentation acceptable to the Corporation of their state or country (if other than the United States) of residence. Consequently, the Plan may not be available to stockholders who live in some states other than West Virginia or in countries other than the United States. Upon receipt of the Authorization Form, the Administrator will notify the holder of record within a reasonable time if the Plan is not available in the state or country where the holder resides.

4.  WHEN MAY, AND HOW DOES, AN ELIGIBLE STOCKHOLDER PARTICIPATE?

     Any eligible stockholder may join the Plan at any time by completing the Authorization Form and returning it to the Administrator.

5.  WHEN WILL PURCHASES OF SHARES BE MADE?

     The date on which dividends and optional cash payments will begin to be invested (the "Investment Date") will be the first business day of the month following a month in which either optional cash payments or dividends have been received by the Administrator. Dividend payment dates for Common Stock are expected to be the 1st day of each January, April, July and October. Optional cash payments may be made at any time.

     For the purpose of making purchases, the Administrator will commingle each participant's funds with those of other holders of Common Stock who are participants in the Plan. The Administrator will make every effort to invest dividends and optional cash payments promptly, beginning on each Investment Date and in no event later than thirty (30) days from such date, assuming that the relevant markets are open, sufficient market liquidity exists, and no deferral under applicable laws or regulations is required. No interest will be paid on funds held by the Administrator prior to investment. All optional cash payments (as above limited) shall be invested within thirty (30) days of such date or returned to the participant.

     Any optional cash payments will be refunded if the participant's written request for a refund is received by the Administrator not less than 48 hours before the next succeeding Investment Date.

     Authorization Forms for the reinvestment of dividends received by the Administrator prior to the record date for a dividend payment will cause dividends to begin to be reinvested with that dividend payment.

6.  WHAT ARE THE INVESTMENT OPTIONS?

     The Authorization Form provides for the purchase of additional Common Stock through the following investment options:

          OPTION 1. Reinvest dividends on all of the shares of Common Stock registered in stockholder's name.

          OPTION 2. Reinvest dividends on part of the shares of Common Stock registered in stockholder's name.

          OPTION 3. Invest optional cash payments participants may choose to make of not less than $10 nor more than $5,000 per month.

     Under all options, dividends on all shares credited to the participant's account and held by the Plan Administrator shall be automatically reinvested.

7.  WHAT ARE THE LIMITS ON OPTIONAL CASH PAYMENTS?

     Optional cash payments are limited to a minimum of $10 and a maximum of $5,000 per month. No interest will be paid on optional cash payments held by the Administrator prior to their investment. Such payments may be made each month in such minimum and up to such maximum amount. In the event that any check or deposit is returned unpaid for any reason or your designated bank account does not have sufficient funds for an automatic debit, the Administrator will consider the request for investment of that purchase null and void and will immediately remove from your account any shares already purchased in anticipation of receiving those funds. If the net proceeds from the sale of those shares are insufficient to satisfy the balance of uncollected amounts, the Administrator may sell additional shares from your account as necessary to satisfy the uncollected balance. There is a $25 administration charge for any check or other deposit that is returned by your bank. This fee will be collected by the Administrator through the sale of the number of shares from your account necessary to satisfy the fee.

     Participants may also make optional investments by periodic electronic funds transfer. A participant may instruct the Administrator to arrange for automatic deductions from a participant's designated account at a qualified institution by requesting an Automatic Debit Authorization Form from the Administrator. Automatic debits must be at least $10 per investment and cannot exceed $5,000 per month. The participant's designated account will be debited on or about the 20th of every month and will be invested in Common Stock on the Investment Date. Automatic Debit Authorization forms to initiate automatic debits received after the first day of the month will be processed the following Investment Date.

8.  WHAT WILL BE THE PRICE OF THE STOCK?

     Shares of Common Stock may be purchased in the over-the-counter market through the National Association of Securities Dealers Automated Quotation system (NASDAQ), in negotiated transactions, or directly from the Corporation, and may be subject to such terms and conditions with respect to price, delivery, etc., as the Administrator may require. Neither the Corporation nor any stockholder shall have any authority or power to direct the time or price at which shares may be purchased, or the selection of the broker or dealer through or from whom purchases are to be made. The price per share purchased for each participant's account in any month shall be the weighted average price of all such shares purchased that month, computed to six decimal places. Open market purchases may be made on such terms as to price, delivery or otherwise as the Administrator or, if any agent has been appointed by the Administrator, as the agent may determine. The purchase price of shares of Common Stock purchased from the Corporation shall be an amount equal to the average of the closing bid and ask price as reported on the NASDAQ Stock Market for the average of the five business days preceding each Investment Date. See Question "20. WHAT IS THE TAX STATUS OF REINVESTED CASH DIVIDENDS AND SHARES OF STOCK ACQUIRED THROUGH THE PLAN?"

9.  HOW MANY SHARES OF COMMON STOCK WILL BE CREDITED TO PARTICIPANTS?

     Each participant's account will be credited with that number of shares of Common Stock equal to the amount to be invested on behalf of the participant divided by the applicable purchase price computed to six decimal places. In the case of foreign stockholders, and those stockholders subject to backup withholding, any amounts required to be withheld for tax purposes will be deducted prior to reinvestment.

10. ARE THERE ANY FEES OR EXPENSES INCURRED BY PARTICIPANTS IN THE PLAN?

     A participant will incur no brokerage commissions or service charges for purchases made under the Plan. Certain charges as described in the answer to Question 13 may be incurred upon withdrawal from the Plan or upon termination of the Plan.

11. WILL CERTIFICATES BE ISSUED FOR COMMON STOCK PURCHASED?

     Common Stock purchased under the Plan will be held by the Administrator and registered in the name of the nominee of the Administrator as agent for participants in the Plan. Certificates for shares of such stock will not be issued to participants unless and until requested. The number of shares credited to an account under the Plan will be shown on the participant's statement of account. Neither the Administrator nor its nominee will have any responsibility for the value per share of the stock after it is purchased.

     Certificates for any number of whole shares credited to an account under the Plan will be issued without charge to a participant after receipt of a written request from a participant who wishes to remain in the Plan. This request should be mailed to the Plan Administrator. Any remaining shares will continue to be credited to the participant's account. Certificates for fractional shares will not be issued under any circumstances. Participants may also deposit Common Stock certificates registered in their names for credit as Common Stock held in their account under the Plan ("credited"). There is no charge for such deposits. Because you bear the risk of loss in sending stock certificates to the Administrator, it is recommended that your certificates be sent by registered mail, return receipt requested, and properly insured. Certificates should not be endorsed. Whenever certificates are issued to you either upon your request or upon termination of your participation, new differently numbered certificates will be issued.

     When a certificate is issued by the Administrator in the name of a participant in the Plan, the automatic dividend reinvestment feature of the Plan with respect to the shares of Common Stock represented by such certificates will continue only if the reinvestment of dividends on all shares has been elected on the Authorization Form or if the participant authorizes the reinvestment of the dividends on the shares represented by that certificate by submitting a new Authorization Form.

     Shares credited to the account of a participant under the Plan may not be pledged. A participant who wishes to pledge such shares must request that certificates for such shares be issued in the participant's name.

     Certificates for fractions of shares will not be issued under any circumstances. In the event a participant elects to terminate participation in the Plan, any fractional share will be distributed through a cash payment.

12. IN WHOSE NAME WILL CERTIFICATES BE REGISTERED WHEN ISSUED TO   PARTICIPANTS?

     Accounts under the Plan are maintained in the names in which certificates of the Participants were registered at the time they entered the Plan. Consequently, certificates for shares of Common Stock will be similarly registered when issued to participants.

13. HOW DOES A PARTICIPANT WITHDRAW FROM THE PLAN?

     A participant may withdraw from the Plan at any time by notifying the Plan Administrator in writing. To be effective on any given dividend payment date, the notice must be received by the Plan Administrator before the record date for that payment. In the event of withdrawal, or in the event of termination of the Plan, certificates for whole shares of Common Stock credited to a participant's account under the Plan will be delivered to the participant. Any fractional share credited to the participant's account will be distributed by the Administrator through a cash payment.

     Alternatively, a participant may request the Administrator to sell all shares, or part of the shares credited to the participant's account under the Plan. In that case, the sale will be made within five business days after receipt by the Administrator of the request, assuming that the relevant markets are open, sufficient liquidity exists and no deferral under applicable laws or regulations is required. If a participant elects to sell all full shares credited to the participant's account, any remaining fractional shares will automatically be distributed as an additional cash payment. The participant will receive the proceeds of the sale less any applicable fees, a service charge of $15 and deductions for backup withholding, if applicable. All sell instructions are final. An instruction to sell cannot be modified, stopped or cancelled after the Administrator has received the instruction.

14. WHAT HAPPENS WHEN A PORTION OF A PARTICIPANT'S STOCK IS SOLD OR TRANSFERRED?

     If a participant disposes of a part of the Common Stock registered in participant's name, dividends on the remaining shares, to the extent authorized, including all shares credited under the Plan, will continue to be reinvested.

15. WHAT HAPPENS IF WESBANCO ISSUES A STOCK DIVIDEND, DECLARES A STOCK SPLIT, OR HAS A RIGHTS OFFERING?

     Any shares of Common Stock distributed by the Corporation as a stock dividend on shares of Common Stock credited to an account under the Plan, or upon any split of such stock, will be credited to the account. Stock dividends or splits distributed on all other shares held by a participant and registered in a participant's own name will be mailed directly to the participant. In the event that the Corporation makes available to its holders of Common Stock rights to subscribe to additional shares, debentures, or other securities, the shares credited to an account under the Plan will be added to other shares held by the participant in calculating the number of rights to be issued to such participant.

16. HOW WILL A PARTICIPANT'S STOCK BE VOTED AT MEETINGS OF STOCKHOLDERS?

     Each participant will have the sole right to vote shares purchased for such participant which are held by the Administrator under the Plan on the record date for a vote. Participants under the Plan who are registered holders of Common Stock will receive only one proxy which will include any shares credited to an account under the Plan.


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17. WHAT REPORTS WILL BE SENT TO PARTICIPANTS IN THE PLAN?

     A statement describing any dividends invested, the number of shares of Common Stock purchased, the price per share, and the total shares of Common Stock accumulated under the Plan will be mailed to each participant by the Plan Administrator as soon as practicable after completion of each investment for a participant's account. Dividends paid on the accumulated shares, and fees paid on each participant's behalf by the Corporation, will be included in the Form 1099 DIV information return to the Internal Revenue Service. A separate Form 1099 DIV will be sent for each class of stock covered in the Plan. Presently, only Common Stock is covered by the Plan.

     In addition, each participant will receive a copy of each communication sent generally to holders of Common Stock.

18. WHO INTERPRETS AND REGULATES THE PLAN?

     The Administrator, Computershare Trust Company, Inc., interprets the Plan. The terms, conditions, and operations of the Plan are governed by the laws of the State of West Virginia.

19. MAY THE PLAN BE MODIFIED OR TERMINATED?

     The Administrator and the Corporation may agree from time to time to amendments and modifications of the Plan.

     The Administrator, for whatever reason, at any time as it may determine in its sole discretion, may terminate a participant's participation in the Plan (and will terminate the Plan upon request by the Corporation) after mailing a notice of intention to terminate to the participant affected at the address appearing on the Administrator's records. Upon termination, participants will receive a check for the cash value of any fractional share and certificates for the full shares of Common Stock in the participant's account unless the sale of all or part of such shares is requested by the participant. Such sale will be made as set forth in answer to Question 13 with respect to withdrawal from the Plan.

20. WHAT IS THE TAX STATUS OF REINVESTED CASH DIVIDENDS AND SHARES OF STOCK ACQUIRED THROUGH THE PLAN?

     ACQUISITION OF COMMON STOCK UNDER THE PLAN: For Federal Income Tax purposes, participants who have their cash dividends reinvested in Common Stock under the Plan will be treated the same as nonparticipants with respect to dividends on their shares. Participants will be treated as having received on each dividend payment date, the full amount of the cash dividends for that dividend payment date, even though the dividends are not actually received in cash but instead are applied to the purchase of shares for their accounts.

     Each participant's tax basis in the shares of Common Stock purchased will be equal to the amount of the cash dividends and optional cash payments applied to the purchases of such shares.

     The Internal Revenue Service has ruled that brokerage commissions and service charges paid by a corporation on a participant's behalf in connection with stock purchased in the open market, as under this Plan, will be treated as distributions subject to Federal Income Tax in the same manner as dividends. However, these rulings further provide that the amount paid to cover service charges may be deductible by a participant who itemizes deductions on his Federal Income Tax return and the amount paid for brokerage commissions will be added to a participant's tax basis for the shares purchased.


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


     DISPOSITIONS OF COMMON STOCK UNDER THE PLAN: No taxable income will be realized upon a participant's receipt of certificates for whole shares of Common Stock acquired under the Plan. Gain or loss may be recognized by a participant when shares are sold or otherwise disposed of in a taxable exchange, whether by the Administrator on behalf of the participant, or by the participant upon withdrawal from or termination of the Plan. The amount of such gain or loss will be the difference between the amount the participant receives for the shares and his tax basis in such shares. A participant must also recognize gain or loss upon receipt of a cash payment for a fractional share equivalent credited to the participant's account upon termination of participation in, or termination of, the Plan. The amount of gain or loss will be the difference between the amount that the participant received for the fractional share equivalent, and the tax basis thereof.

     Participants are advised to consult with their own tax advisers to determine the particular tax consequences that may result from their participation in the Plan and the subsequent sale or other disposition of Common Stock acquired under the Plan. Participants should also consult their own tax advisers to determine the effect of state, local and foreign tax laws on their participation in the Plan.

                                 USE OF PROCEEDS

     We will use the net proceeds from the sale of common stock pursuant to the plan for general corporate purposes. We have no basis for estimating either the number of shares that will ultimately be purchased under the plan or the prices at which such shares will be sold.

     We  will  not  receive  any  proceeds  from  shares   purchased  in  market
transactions under the Plan.


                                     EXPERTS

     The consolidated financial statements of WesBanco, Inc. included in WesBanco's Annual Report on Form 10-K for the year ended December 31, 2002, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.


                                  LEGAL MATTERS

     The validity of the issuance of the shares of common stock offered pursuant to this Prospectus will be passed upon for the Corporation by Phillips, Gardill, Kaiser & Altmeyer, PLLC.


              DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
                         FOR SECURITIES ACT LIABILITIES

     Under provisions of our Bylaws, a director or officer, whether or not then in office, shall be indemnified by us against all costs and expenses reasonably incurred by and imposed upon him in connection with or resulting from any action, suit, or proceeding, to which he may be made a party by reason of his being or having been a director or officer of the Corporation, or any other company which he served at our request, to the extent and under the terms and conditions provided in the West Virginia Corporation Act, except in relation to matters as to which a recovery may be obtained by reason of an


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

officer or director  having  been  finally  adjudged  derelict in such action or proceeding in the performance of his duties. The foregoing right of indemnification shall not be exclusive of other rights to which he may be entitled as a matter of law.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is therefore unenforceable.




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